UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2020

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2020, the Board of Directors of American Axle & Manufacturing Holdings, Inc. (“AAM”) elected Samuel Valenti III as an independent director of the Board. Mr. Valenti will serve as a Class I director for a term expiring on the date of AAM’s 2021 annual meeting of stockholders, at which time it is expected he will stand for re-election.

The Board has determined that Mr. Valenti is an “independent” director under the New York Stock Exchange listing standards and the independence standards of AAM’s Corporate Governance Guidelines. The Board appointed Mr. Valenti to serve on the Audit, Compensation and Nominating/Corporate Governance Committees of the Board.

Mr. Valenti re-joins AAM’s Board on October 29, 2020, having previously served from 2013 until his retirement from the Board upon the expiration of his term of office on May 7, 2020.

Mr. Valenti is eligible to participate in AAM’s compensation arrangements for non-employee directors, as described in AAM’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on March 26, 2020.

As a result of Mr. Valenti’s appointment, the Board expanded the size of the Board from 9 to 10 directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Dated: October 30, 2020	By:	/s/ David E. Barnes
	Name:	David E. Barnes
	Title:	Vice President, General Counsel & Secretary